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                                  EXHIBIT 23.3



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

In connection with the foregoing Registration Statement on Form SB-2 to be filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission, we hereby consent to the use of our report dated February 4, 2000 appearing in the Prospectus, which is part of this Registration Statement.

/s/ Causey Demgen & Moore Inc.


Denver, Colorado
December 16, 2003